                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                     EXHIBIT 11
                                                                     PAGE 1 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE




                                                                THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                     SEPTEMBER 30,
                                                            ---------------------------       -----------------------------
                                                               1996             1995             1996               1995
                                                            ----------       ----------       ----------         ----------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                                  46,184,518       44,889,624       45,880,224         44,532,665

Assumed exercise of options outstanding                        222,158          409,030          216,771            334,626
                                                            ----------       ----------       ----------         ----------
Primary average shares outstanding                          46,406,676       45,298,654       46,096,995         44,867,291
                                                            ==========       ==========       ==========         ==========

Net earnings                                                $   34,007       $   38,014       $  113,794         $  110,122
Less: Preferred stock dividends
      Series B                                                       -              (88)             (45)              (264)
      Series D                                                       -                -                -               (165)
      Series E                                                  (1,743)          (1,877)          (5,239)            (4,985)
      Preferred stock of an acquired entity                          -             (345)               -             (1,021)
                                                            ----------       ----------       ----------         ----------
Net earnings applicable to common shares                    $   32,264       $   35,704       $  108,510         $  103,687
                                                            ==========       ==========       ==========         ==========

Primary Earnings Per Common Share                           $      .69       $      .79       $     2.35         $     2.31

                                                                     EXHIBIT 11
                                                                     PAGE 2 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE




                                                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                   SEPTEMBER 30,
                                                         ---------------------------       ---------------------------
                                                            1996             1995             1996             1995
                                                         ----------       ----------       ----------       ----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                               46,184,518       44,889,624       45,880,224       44,532,665
Assumed exercise of options outstanding                     309,532          429,444          246,366          349,466
Assumed conversion of preferred stock
  outstanding:
     Series B                                                     -          339,768          148,804          339,768
     Series D                                                     -                -                -          168,174
     Series E                                             4,355,961        4,370,524        4,363,825        4,048,555
                                                         ----------       ----------       ----------       ----------
Fully diluted average shares outstanding                 50,850,011       50,029,360       50,639,219       49,438,628
                                                         ==========       ==========       ==========       ==========

Net earnings                                             $   34,007       $   38,014       $  113,794       $  110,122
Less: Preferred stock dividends of
      an acquired entity                                          -             (345)               -           (1,021)
                                                         ----------       ----------       ----------       ----------
Net earnings applicable to common shares                 $   34,007       $   37,669       $  113,794       $  109,101
                                                         ==========       ==========       ==========       ==========
Fully Diluted Earnings Per Common Share                  $      .67       $      .75       $     2.25       $     2.20